As filed with the Securities and Exchange Commission on April 18, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-1024020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas

New York, New York 10036

(212) 704-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas J. Camera, Esq.

Senior Vice President, General Counsel and Secretary

The Interpublic Group of Companies, Inc.

1114 Avenue of the Americas

New York, New York 10036

(212) 704-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Nicolas Grabar, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000 (Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
4.25% Convertible Senior Notes due 2023	$400,000,000	100%	$400,000,000	$12,280
Common Stock, par value $0.10 per share	32,206,120(2)	—	—	(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2)	Shares of common stock issuable upon conversion of the notes at a rate of 80.5153 shares of common stock per $1,000 principal amount of the notes. This registration statement is registering the resale of the notes and the underlying shares of common stock into which the notes are convertible. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall include an indeterminate number of additional shares of common stock that may be issuable as a result of antidilution adjustments. Any shares of common stock issued upon conversion of the notes will be issued for no additional consideration.
(3)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2007

PROSPECTUS

$400,000,000

THE INTERPUBLIC GROUP OF COMPANIES, INC.

4.25% Convertible Senior Notes due 2023

and

Common Stock issuable upon conversion of the notes

We issued the notes in a private placement on November 15, 2006 in exchange for $400,000,000 aggregate principal amount of our 4.50% Convertible Senior Notes due 2023. Selling securityholders may use this prospectus to resell their notes and the shares of our common stock issuable upon conversion of the notes.

MATURITY

•	The notes will mature on March 15, 2023.

CONVERSION

•

Prior to the close of business on February 15, 2023, you may convert, subject to the conditions described in this prospectus, each of your notes into 80.5153 shares of our common stock, which is equal to a conversion price of $12.42 per share, when the sale price of our common stock is at or above a set threshold. This threshold will decrease over time. In addition, the notes will be convertible if their credit rating is below Ba2 or BB, they are called for redemption, or corporate transactions occur that are described under “Description of the notes—Conversion rights.” Further, you may convert your notes after February 15, 2023 and prior to the close of business on March 15, 2023 regardless of whether any of the preceding conditions has been satisfied. The conversion rate is subject to antidilution adjustments. Based upon their ratings, the notes are convertible into common stock as of the date of this prospectus.

•	If you elect to convert your notes in connection with certain Fundamental Changes, you will receive additional shares of our common stock upon conversion as described herein.

REDEMPTION AND REPURCHASE

•

You may require us to repurchase all or a portion of your notes upon a Fundamental Change, prior to March 15, 2012, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. We may, at our option, pay the Fundamental Change purchase price in cash, shares of our common stock, or a combination thereof.

•	You will have the right to require us to purchase the notes on March 15, 2012, March 15, 2015 and March 15, 2018.

•

On or after March 15, 2012, we may at our option redeem the notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

RANKING

•	The notes are our senior, unsecured obligations, ranking equally with our other senior and unsecured obligations.

LISTING

•	The notes are not listed on any securities exchange or automated quotation system. Our common stock is listed on the New York Stock Exchange under the symbol “IPG.”

Investing in the notes or shares of our common stock involves risks. See “Risk factors” beginning on page 5 of this prospectus. See also “Cautionary statement regarding forward-looking statements” on page iii of this prospectus.

We will not receive any of the proceeds from the sale of the notes or shares of common stock by any of the selling securityholders. The notes and the shares of common stock may be offered and sold from time to time directly by the selling securityholders or alternatively through underwriters or broker-dealers or agents. The notes and the shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2007.

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also filed with the SEC a registration statement on Form S-3, which you can access on the SEC’s Internet site at http://www.sec.gov, to register resales of the notes and the common stock issuable upon conversion of the notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us, the notes and the common stock issuable upon conversion of the notes described in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus that is modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below, including all exhibits thereto, and any other filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished pursuant to Items 2.02 or 7.01 of Form 8-K) prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2006; and

•	our Proxy Statement for the annual meeting of stockholders to be held on May 24, 2007.

We will provide a copy of these filings at no cost to any person, including any beneficial owner, to whom this prospectus is delivered upon written or telephonic request to the following address:

The Interpublic Group of Companies, Inc.

Attn: Nicholas J. Camera, Secretary

1114 Avenue of the Americas

New York, New York 10036

(212) 704-1200

The above filings are also available to the public on our website at http://www.interpublic.com. Information on our website is not part of this prospectus.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Statements in this prospectus that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in the sections entitled “Risk factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing SEC investigation;

•	potential downgrades in the credit ratings of our securities;

•	risks associated with the effects of global, national and regional economic and political conditions, including fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in the sections entitled “Risk factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006.

iii

SUMMARY

The following summary does not contain all the information that may be important to you and is qualified in its entirety by more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus, paying particular attention to the risks set forth under the heading “Risk factors,” request from us all additional public information you wish to review relating to us and complete your own examination of us and the terms of the notes before making an investment decision. In this prospectus, unless the context requires otherwise, the words “we,” “us” and “our” refer to The Interpublic Group of Companies, Inc. and not its subsidiaries.

The Interpublic Group of Companies, Inc.

The Interpublic Group of Companies, Inc., together with its subsidiaries, is one of the world’s largest advertising and marketing services companies, comprised of communication agencies around the world that deliver custom marketing solutions on behalf of our clients. These agencies cover the spectrum of marketing disciplines and specialties, from traditional services such as consumer advertising and direct marketing, to emerging services such as mobile and search engine marketing. With hundreds of offices in over 100 countries and approximately 42,000 employees, our agencies develop marketing programs that build brands, influence consumer behavior and sell products.

Corporate Information

Our principal executive office is located at 1114 Avenue of the Americas, New York, New York 10036. Our main telephone number at that address is (212) 704-1200.

Summary of the Offering

Issuer	The Interpublic Group of Companies, Inc.

Securities	$400,000,000 aggregate principal amount of 4.25% Convertible Senior Notes due 2023.

Selling securityholders

We issued the notes in a private placement on November 15, 2006 in exchange for $400,000,000 aggregate principal amount of our 4.50% Convertible Senior Notes due 2023. Selling securityholders may use this prospectus to resell their notes and the shares of our common stock issuable upon conversion of the notes.

Maturity	March 15, 2023, unless earlier redeemed, repurchased or converted.

Interest	4.25% per year on the principal amount from November 15, 2006, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2007.

Conversion rights	You may convert your notes prior to the close of business on February 15, 2023 under any of the following circumstances:

(i)

if the average of the last reported sale prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to a specified percentage, beginning at 118.5% on the issue date (November 15, 2006) and declining  1/2% on November 15 of each year until it reaches 110% at maturity, of the conversion price per share of common stock on the conversion date; or

(ii)	if the notes have been called for redemption; or

(iii)	upon the occurrence of specified corporate transactions described under “Description of the notes—Conversion rights;” or

(iv)	if the credit ratings assigned to the notes by any two of Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Fitch Ratings (“Fitch”) are below Ba2, BB and BB, respectively, or the notes are no longer rated by at least two of these ratings agencies. As of the date of this prospectus, the notes are rated Ba3 with stable outlook, B with positive outlook and B with negative outlook by Moody’s, S&P and Fitch, respectively, and are therefore convertible into common stock.

You may convert your notes after February 15, 2023 and prior to the close of business on March 15, 2023 regardless of whether any of the preceding conditions has been satisfied.

For each $1,000 principal amount of notes surrendered for conversion, you will receive 80.5153 shares of our common stock. This represents an initial conversion price of $12.42 per share of common stock. As described in this prospectus, the conversion rate may be adjusted for certain reasons, but it will not be adjusted for accrued and unpaid interest. You will not receive any cash payment for interest accrued to the conversion date. Notes called for redemption may be surrendered for conversion until the close of business on the business day prior to the redemption date.

Purchase of notes by us at the option of the holder

You have the right to require us to purchase all or a portion of your notes on March 15, 2012, March 15, 2015 and March 15, 2018 (each, a “purchase date”). In each case, the purchase price payable will be equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. Any notes we purchase on March 15, 2012 will be paid for in cash. For the March 15, 2015 and March 15, 2018 purchase dates, we may choose to pay the purchase price in cash or shares of our common stock or a combination of cash and shares of our common stock, provided that we will pay accrued and unpaid interest in cash.

Redemption at our option

On or after March 15, 2012, we may redeem for cash all or part of the notes, upon not less than 30 nor more than 60 days’ notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to the redemption date.

Fundamental Change

If we undergo a Fundamental Change (as defined under “Description of the notes—Fundamental Change permits holders to require us to purchase notes”) prior to March 15, 2012, you will have the option to require us to purchase all or any portion of your notes. The Fundamental Change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to the Fundamental Change purchase date. We may pay the Fundamental Change purchase price for such notes in cash, in shares of our common stock valued at their market price or any combination thereof.

If you elect to convert your notes upon the occurrence of a Fundamental Change that qualifies as a Cash Take-Over Transaction (as defined under “Description of the notes—Conversion in connection with a Fundamental Change”), you will be entitled to receive, in addition to a number of shares of our common stock equal to the applicable conversion rate, a make-whole premium in the form of an additional number of shares of our common stock upon conversion as described under “Description of the notes—Conversion in connection with a Fundamental Change.”

Ranking	The notes are our general obligations and are not secured by any collateral. Your right to payment under the notes is:

•	junior to the rights of our secured creditors to the extent of their security in our assets;

•	equal with the rights of creditors under our other unsecured unsubordinated debt;

•	senior to the rights of creditors under debt expressly subordinated to these notes; and

•	effectively subordinated to the rights of our subsidiaries’ creditors.

On a consolidated basis, we had $2,331.5 million of debt outstanding as of December 31, 2006, none of which was secured or subordinated debt.

Our subsidiaries had $116.1 million of indebtedness outstanding as of December 31, 2006.

Use of Proceeds	We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the shares of common stock issuable upon conversion of the notes.

Book-entry form

The notes have been issued in book-entry form and are represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company (“DTC”). The global certificates have been deposited with the trustee as custodian for DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trading

Prior to resale using this prospectus, the notes are eligible for trading in The PORTAL Market. Notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL Market. The notes have not been, and will not be, listed on any securities exchange or included in any automated quotation system. No assurance can be given as to the liquidity of or trading market for the notes. Our common stock is listed on the New York Stock Exchange under the symbol “IPG.”

RISK FACTORS

You should carefully consider the risks described below and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, together with all the other information included or incorporated by reference in this prospectus, before deciding to invest in the notes. See also “Cautionary statement regarding forward-looking statements” in this prospectus.

Risks related to the notes

The market price of the notes could be significantly affected by the market price of our common stock, which can be volatile, and other factors.

We expect that the market price of the notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of the notes and our common stock will likely continue to fluctuate in response to a number of factors, including the following, many of which are beyond our control:

•	quarterly fluctuations in our operating and financial results;

•	developments related to our material weaknesses in internal control over financial reporting and any potential further restatement of prior period financial statements;

•	changes in financial estimates and recommendations by financial analysts;

•	changes in the ratings of the notes or other securities;

•	developments related to litigation or investigations involving us;

•	fluctuations in the stock price and operating results of our competitors;

•	new technology used, or services offered, by our competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	our failure to integrate our acquisitions or realize anticipated benefits from our acquisitions;

•	future sales of our equity or convertible securities;

•	additions or departures of key personnel; and

•	perceptions, whether or not accurate, among investors and other market participants related to any of the above.

General market fluctuations, industry factors and general economic and political conditions and events, economic slowdowns or recessions, interest rate changes, credit loss trends or currency fluctuations, also could cause our stock price to decrease regardless of our operating results. In addition, the stock markets in general, including the New York Stock Exchange, have experienced extreme price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may affect adversely the market prices of the notes and our common stock.

The market prices of our common stock and the notes, and our earnings per share, could be reduced if (i) holders of the notes, our 4.50% Convertible Senior Notes due 2023 or our 5.25% Series B Cumulative Convertible Perpetual Preferred Stock convert their securities into shares of our common stock, (ii) holders of our warrants exercise their right to purchase shares of our common stock or (iii) we were to issue additional equity or convertible securities.

As of the date of this prospectus, holders of the notes and of our 4.50% Convertible Senior Notes due 2023 have the right to convert their notes into shares of our common stock. Holders of our 5.25% Series B Cumulative

Convertible Perpetual Preferred Stock have the option at any time to convert their shares into shares of our common stock. In addition, holders of the warrants that we issued in connection with our ELF Financing can exercise their right to purchase shares of our common stock on June 15, 2009, the expiration date of the warrants. Conversion of the notes, our 4.50% Convertible Senior Notes due 2023 or our 5.25% Series B Cumulative Convertible Perpetual Preferred Stock or exercise of our warrants could require us to issue a significant number of additional shares of common stock, which would result in substantial dilution to the equity interests of holders of our common stock.

Resales of our common stock following conversions of our convertible securities or exercise of our warrants could depress the prevailing market price of our common stock. Even prior to the time of actual conversions of our convertible securities or actual exercise of our warrants, the perception of a significant market “overhang” resulting from the existence of our obligation to honor the conversions and exercise rights, as well as any perception of market overhang resulting from our ability to issue equity, convertible debt or preferred stock or similar securities or related warrants could depress the market price of our common stock or the notes.

Provisions in our charter documents and Delaware law could make it more difficult to acquire our company and may depress our stock price.

Our restated certificate of incorporation, as amended, and bylaws contain provisions that may discourage, delay or prevent a third party from acquiring us, even if doing so would be beneficial to our stockholders. Our restated certificate of incorporation, as amended, and bylaws limit who may call special meetings of stockholders to the board of directors or the holders of a majority of outstanding shares of capital stock entitled to vote at such meetings. Our restated certificate of incorporation, as amended, and bylaws provide that the bylaws may be altered, amended or repealed by the board of directors.

Pursuant to our restated certificate of incorporation, as amended, the board of directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the board of directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of us.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder.

Holders of the notes will have no rights as common shareholders until they acquire our common stock.

Until you acquire shares of our common stock upon conversion, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our restated certificate of incorporation, as amended, or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the notes.

The market price of the notes will be based on a number of factors, including:

•	our ratings with major credit rating agencies;

•	the prevailing interest rates being paid by companies similar to us; and

•	the overall condition of the financial and credit markets.

The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price of the notes. In addition, credit rating agencies continually revise their ratings for companies that they follow, including us. A negative change in our credit rating could have an adverse effect on the market price of the notes.

We are a holding company and the notes are effectively subordinated to all of our subsidiaries’ existing and future indebtedness.

Substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our consequent ability to service our debt, including the notes, depends in large part upon our subsidiaries’ cash flows. Additionally, except to the extent we may be a creditor with recognized claims against our subsidiaries, the claims of creditors of our subsidiaries will have priority with respect to the assets and earnings of our subsidiaries over claims of our direct creditors, including holders of the notes.

We may not have the ability to raise the funds necessary to purchase the notes upon a Fundamental Change or other purchase date, as required by the indenture governing the notes.

On March 15, 2012, holders of the notes may require us to purchase their notes for cash. In addition, holders may also require us to purchase their notes upon a Fundamental Change as described under “Description of the notes—Fundamental Change permits holders to require us to purchase notes.” A Fundamental Change may also constitute an event of default, and result in the acceleration of the maturity of our then-existing indebtedness, under another indenture or other agreements. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price or Fundamental Change purchase price for the notes tendered by the holders. Failure by us to purchase the notes when required will result in an event of default with respect to the notes.

The additional shares of our common stock payable on the notes in connection with certain Fundamental Changes may not adequately compensate you for the lost option time value of your notes as a result of such Fundamental Changes.

If certain Fundamental Changes occur, we will, in certain circumstances, pay a make-whole premium in the form of additional shares of our common stock. The number of additional shares of our common stock will be determined based on the date on which the Fundamental Change becomes effective and the price paid per share of common stock in the Fundamental Change transaction as described under “Description of the notes—Conversion in connection with a Fundamental Change.” While the make-whole premium is designed to compensate you for the lost option time value of your notes as a result of the Fundamental Change, the increase is only an approximation of this lost value and may not adequately compensate you for your loss. If the price paid per share of common stock in the Fundamental Change transaction is less than $8.70 (subject to adjustment) or above $50.00 (subject to adjustment), we will not pay a make-whole premium.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the notes-Conversion rights-Conversion rate adjustments.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common stock holders, you would be treated as receiving a distribution and may be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. If the conversion rate is increased at our discretion or in certain other circumstances (including as a result of certain Fundamental Changes), such increase also may be deemed to be the payment of a taxable dividend to you, notwithstanding the fact that you do not receive a cash payment. The amount that you would have to include in income will generally be equal to the value of the additional shares that you would receive on conversion as a result of the adjustment to the conversion rate. See “Certain U.S. federal income tax consequences.”

If we pay a cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash.

If we pay a cash dividend on our common stock, and an adjustment to the conversion rate results, you may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. See “Certain U.S. federal income tax consequences—U.S. Holders of the notes—Constructive distributions.”

An active trading market for the notes may not develop.

Prior to resale using this prospectus, the notes are eligible for trading in The PORTAL Market. Notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL Market. We have not listed, and do not intend to list, the notes on any securities exchange or automated quotation system. We cannot assure you that any market for the notes will develop or be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the notes may be adversely affected.

DESCRIPTION OF THE NOTES

We issued the notes under an indenture dated as of November 15, 2006, between us and The Bank of New York, as trustee, as supplemented by a supplemental indenture thereto, dated as of November 15, 2006. In this description, we refer to the indenture as so supplemented as the “indenture.”

The following description summarizes the material provisions of the indenture and the notes. For further information you should read the indenture and the notes. The form of indenture and the form of notes are available as set forth under “Where you can find more information.”

As used in this “Description of the notes,” unless otherwise indicated, the words “we,” “our” and “us” refer to The Interpublic Group of Companies, Inc. and not any of its subsidiaries.

General

The notes are our unsecured obligations and are limited to an aggregate principal amount of $400,000,000. Each $1,000 principal amount of notes was issued in exchange for $1,000 principal amount of our 4.50% Convertible Senior Notes due 2023. The notes will mature on March 15, 2023.

You have the option, subject to fulfillment of certain conditions described below, to convert your notes into shares of our common stock initially at a conversion rate of 80.5153 shares of common stock per note. This is equivalent to an initial conversion price of $12.42 per share of common stock. The conversion rate is subject to antidilution and other adjustments as further described in “—Conversion rights—Conversion rate adjustments.” Upon conversion, you will receive only shares of our common stock. You will not receive any cash payment for interest accrued to the conversion date.

If any interest payment date, maturity date, redemption date or purchase date (including upon the occurrence of a Fundamental Change, as described under “—Fundamental Change permits holders to require us to purchase notes”) of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day as if made on the date that the payment otherwise was due and no interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or purchase date (including upon the occurrence of a Fundamental Change), as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

Interest

The notes accrue interest at a rate of 4.25% per year from November 15, 2006, payable semiannually in arrears on March 15 and September 15 of each year, beginning March 15, 2007. The notes were issued only in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.

Interest will be paid to the person in whose name a note is registered at the close of business on March 1 or September 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking

The notes are our general unsecured obligations and rank senior in right of payment to all our existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the notes. The notes rank equally in right of payment with all our existing and future unsecured indebtedness that is not so subordinated. Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes offered in this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we are ourselves a creditor with recognized claims against the subsidiary. On a consolidated basis, we had $2,331.5 million of debt outstanding as of December 31, 2006, none of which was secured or subordinated debt. Our subsidiaries had $116.1 million of indebtedness outstanding as of December 31, 2006.

Optional redemption

No sinking fund is provided for the notes. Prior to March 15, 2012, the notes will not be redeemable. On or after March 15, 2012, we may redeem for cash all or part of the notes at any time, upon not less than 30 nor more than 60 days’ notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000) by lot, or on a pro rata basis or by another method the trustee considers fair and appropriate.

If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to:

•	issue, register the transfer of or exchange any note during a period of 15 days before the mailing of the redemption notice; or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Conversion rights

If any of the conditions described below are met, you may convert each of your notes into shares of our common stock initially at a conversion rate of 80.5153 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $12.42 per share of common stock based on the issue price of the notes) at any time prior to the close of business on February 15, 2023. In addition, you may convert your notes after February 15, 2023, and prior to the close of business on March 15, 2023 regardless of whether any of the conditions to conversion described below has been satisfied. The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described under “—Conversion rate adjustments.” You may convert fewer than all of your notes so long as the notes converted are an integral multiple of $1,000 principal amount.

You will not receive any cash payment representing accrued and unpaid interest upon conversion of a note. Instead, upon conversion we will deliver to you a fixed number of shares of our common stock and any cash payment to account for fractional shares. The cash payment for fractional shares will be based on the last reported sale price of our common stock on the trading day immediately prior to the conversion date. Delivery of shares of common stock will be deemed to satisfy our obligation to pay the principal amount of the notes, including accrued and unpaid interest. Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for the accrued and unpaid interest. The trustee will initially act as the conversion agent.

If you convert notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued in a name other than your own name, in which case you will pay that tax.

If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax, if required. The conversion agent will, on your behalf, convert the notes into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate for the number of full shares of our common stock into which any notes are converted, together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

If you have already delivered a purchase notice as described under either “—Purchase of notes by us at the option of the holder” or “—Fundamental Change permits holders to require us to purchase notes” with respect to a note, however, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture.

Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of these notes at any time after the close of business on the regular record date. Notes surrendered for conversion by a holder during the period from the close of business on any regular record date to the opening of business on the next interest payment date, except for notes to be redeemed within this period or on the next interest payment date, must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes.

You may surrender your notes for conversion into shares of our common stock before February 15, 2023 under the following circumstances.

Conversion upon satisfaction of sale price condition

You may surrender any of your notes for conversion into shares of our common stock if the average of the last reported sale prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to a specified percentage, beginning at 118.5% on the issue date (November 15, 2006) and declining  1/2% on November 15 of each year until it reaches 110% at maturity, of the conversion price per share of common stock on that conversion date.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

If our common stock is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Conversion upon redemption

If we redeem the notes, you may convert notes into our common stock at any time prior to the close of business on the business day prior to the redemption date, even if the notes are not otherwise convertible at that time.

Conversion upon specified corporate transactions

If we elect to:

•

distribute to all holders of our common stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock at the time of the distribution or

•

distribute to all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the last reported sale price of our common stock on the day preceding the declaration date for the distribution, we must notify you at least 20 business days prior to the ex-dividend date for the distribution. Once we have given notice, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that the distribution will not take place, even if the notes are not otherwise convertible at that time. The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer.

In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash or property other than securities, you may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of the transaction. If we engage in reclassifications or effect changes to our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into common stock will be changed into a right to convert it into the kind and amount of cash, securities or other property which you would have received if you had converted your notes immediately prior to the transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted. If the transaction also constitutes a Fundamental Change that qualifies as a Cash Take-Over Transaction (as defined below), you may convert the notes and you will be entitled to receive, in addition to a number of shares of our common stock equal to the applicable conversion rate, a make-whole premium in the form of an additional number of shares of our common stock upon conversion as described under “—Conversion in connection with a Fundamental Change.” Alternatively, upon the occurrence of a Fundamental Change (as defined below), you can require us to purchase all or a portion of your notes as described under “—Fundamental Change permits holders to require us to purchase notes.”

Conversion upon credit ratings event

You may convert notes into our common stock at any time that the credit ratings assigned to the notes by any two of Moody’s, S&P and Fitch are lower than Ba2, BB and BB, respectively, or the notes are no longer rated by at least two of these ratings services. As of the date of this prospectus, the notes are rated Ba3 with stable outlook, B with positive outlook and B with negative outlook by Moody’s, S&P and Fitch, respectively, and are therefore convertible into common stock.

Conversion after February 15, 2023 and prior to the close of business on March 15, 2023

Notwithstanding anything herein to the contrary, you may surrender your notes for conversion at any time after February 15, 2023 and prior to the close of business on March 15, 2023, regardless of whether any of the conditions to conversion described above has been satisfied.

Conversion rate adjustments

The conversion rate will be subject to adjustment upon the following events:

(1)	the payment of dividends and other distributions on our common stock payable exclusively in shares of our common stock or our other capital stock;

(2)	the issuance to all holders of our common stock of rights or warrants that allow the holders to purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the market price on the record date for the determination of stockholders entitled to receive the rights or warrants;

(3)	subdivisions, combinations, or reclassifications of our common stock;

(4)	distributions to all holders of our common stock of our assets, debt securities or rights or warrants to purchase our securities, if these distributions, aggregated on a rolling twelve-month basis, have a per share value exceeding 15% of the market price of our common stock on the trading day immediately preceding the declaration of the distribution. In cases where (a) the fair market value per share of common stock of the assets, debt securities or rights or warrants to purchase our securities distributed to stockholders equals or exceeds the market price of our common stock on the record date for the determination of stockholders entitled to receive the distribution, or (b) the market price exceeds the fair market value per share of common stock of the assets, debt securities or rights or warrants so distributed by less than $1.00, rather than being entitled to an adjustment in the conversion rate, you will be entitled to receive upon conversion, in addition to the shares of our common stock, the kind and amount of assets, debt securities or rights or warrants comprising the distribution that you would have received if you had converted your notes immediately prior to the record date for determining the stockholders entitled to receive the distribution; and

(5)	the payment of cash dividends or other cash distributions to all or substantially all holders of outstanding shares of our common stock.

In addition to these adjustments, we may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that the increase would be in our best interests. If our board of directors makes this determination, it will be conclusive. We will give you at least 15 days’ notice of these increases in the conversion rate.

If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain U.S. federal income tax consequences.”

As used in this prospectus, the “market price” means the average of the last reported sale prices of our common stock for the 20 trading day period ending on the third business day prior to the applicable purchase date (including upon the occurrence of a Fundamental Change) or the date of determination (if the third business day prior to the applicable purchase date or the date of determination is a trading day, or if not, then on the last trading day prior to the third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the 20 trading day period and ending on the applicable purchase date or the date of determination, of any event that would result in an adjustment of the conversion rate under the indenture.

No adjustment to the conversion rate need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as, in the case of paragraph (4) above, the distributed assets or securities the holders would receive upon conversion of the notes, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of the notes.

The applicable conversion price will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accrued and unpaid interest.

No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.

Purchase of notes by us at the option of the holder

You have the right to require us to purchase your notes on March 15, 2012, March 15, 2015 and March 15, 2018 (each, a “purchase date”). We will be required to purchase any outstanding notes for which you deliver a written purchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant purchase date until the close of business on the fifth business day prior to the purchase date. If the purchase notice is given and withdrawn during that period, we will not be obligated to purchase the related notes. Also, our ability to satisfy our purchase obligations may be affected by the factors described in “Risk factors” under the caption “We may not have the ability to raise the funds necessary to purchase the notes upon a Fundamental Change or other purchase date, as required by the indenture governing the notes.”

The purchase price payable will be equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to the relevant purchase date.

Any notes purchased by us on March 15, 2012 will be paid for in cash. For the March 15, 2015 and March 15, 2018 purchase dates, we may choose to pay the purchase price in cash or shares of our common stock or a combination of cash and shares of our common stock, provided that we will pay any accrued and unpaid interest in cash. For a discussion of the United States federal income tax treatment of a holder receiving cash, shares of common stock or any combination of cash and shares, see “Certain U.S. federal income tax consequences.”

On or before the 20th business day prior to each purchase date, we will provide to the trustee, the paying agent and to all holders of the notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	whether we will pay the purchase price of the notes in cash, in shares of our common stock, or any combination of cash and shares, specifying the percentages of each;

•	if we elect to pay with shares of our common stock for either the March 15, 2015 and March 15, 2018 purchase date, the method of calculating the market price of our common stock; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing the notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through another public medium we may use at that time.

A notice electing to require us to purchase your notes must state:

•	if certificated notes have been issued, the certificate numbers of the notes, or if not certificated, your notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be purchased, in integral multiples of $1,000;

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture; and

•

for the March 15, 2015 and March 15, 2018 purchase dates, in the event we elect, pursuant to the notice that we are required to give, to pay the purchase price in shares of our common stock, in whole or in part, but the purchase price is ultimately to be paid to you entirely in cash because any of the conditions to payment of the purchase price or portion of the purchase price in shares of our common stock is not satisfied prior to the close of business on the last business day prior to the purchase date, whether you elect:

(1)	to withdraw the purchase notice as to some or all of the notes to which it relates; or

(2)	to receive cash in respect of the entire purchase price for all notes or portions of notes subject to the purchase notice.

If you fail to indicate your choice with respect to the election described in the final bullet point above, you will be deemed to have elected to receive cash in respect of the entire purchase price for all notes subject to the purchase notice in these circumstances.

No notes may be purchased at your option if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the purchase price of the notes.

You may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	any principal amount that remains subject to the purchase notice.

If we elect, for either the March 15, 2015 and March 15, 2018 purchase date, to pay the purchase price, in whole or in part, in shares of our common stock, we will pay cash based on the market price of our common stock for all fractional shares.

If we elect to pay the purchase price, in whole or in part, in shares of common stock, the number of shares of common stock to be delivered by us will be equal to the portion of the purchase price to be paid in common stock divided by the market price of a share of our common stock.

Because the market price of our common stock is determined prior to the applicable purchase date, you will bear the market risk with respect to the value of our common stock to be received from the date the market price is determined to the purchase date.

Our right to purchase notes, in whole or in part, with common stock is subject to various conditions, including:

•	our providing timely written notice, as described above, of our election to purchase all or part of the notes with our common stock;

•	our common stock then being listed on a national securities exchange or quoted on the Nasdaq National Market;

•	information necessary to calculate the market price of our common stock being published in a daily newspaper of national circulation;

•	registration of the common stock under the Securities Act and the Exchange Act, if required; and

•	our obtaining any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

If those conditions are not satisfied with respect to you prior to the close of business on the purchase date, we will pay the purchase price of your notes entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of notes, except as described in the first sentence of this paragraph.

Upon determination of the actual number of shares of our common stock to be paid upon purchase of the notes, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through another public medium.

You must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the purchase notice to receive payment of the purchase price. You will receive payment promptly following the later of the purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the purchase price of the notes on the business day following the purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all of your other rights will terminate (other than the right to receive the purchase price upon delivery or transfer of the notes).

Fundamental Change permits holders to require us to purchase notes

If a Fundamental Change (as defined below in this section) occurs at any time prior to March 15, 2012, you will have the right, at your option, to require us to purchase any or all of your notes, or any portion of the principal amount of those notes, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to the Fundamental Change purchase date. If a Fundamental Change occurs on or after March 15, 2012, you will not have a right to require us to purchase any notes, except as described above under “—Purchase of notes by us at the option of the holder.”

We may, at our option, instead of paying the Fundamental Change purchase price in cash, pay all or a portion of the Fundamental Change purchase price in shares of our common stock, as long as the conditions described in this sub-section are met, provided that we will pay any accrued and unpaid interest in cash. If we elect to pay the Fundamental Change purchase price, in whole or in part, in shares of common stock, the number of shares of common stock to be delivered by us will be equal to the portion of the Fundamental Change purchase price to be paid in common stock divided by the market price of a share of our common stock. For a discussion of the United States federal income tax treatment of a holder receiving cash, shares of common stock or any combination of cash and shares, see “Certain U.S. federal income tax consequences.”

A “Fundamental Change” will be deemed to have occurred at the time after the notes are originally issued when any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that the person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	consummation of any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of our common equity immediately prior to the transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after the event shall not be a Fundamental Change; or

(3)	continuing directors cease to constitute at least a majority of our board of directors.

A “Fundamental Change” will not be deemed to have occurred, however, if either:

(I)	the sale price per share of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately before the later of the Fundamental Change or the announcement of the Fundamental Change, equals or exceeds 105% of the conversion price per share of common stock in effect on each of those trading days (the “Trading Price Exemption”), or

(II)	at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into any of these publicly traded securities, excluding cash payments for fractional shares.

“Continuing director” means a director who either was a member of our board of directors on November 13, 2006 or who becomes a director of ours subsequent to that date and whose election, appointment or nomination for election by our stockholders, is duly approved by a majority of the continuing directors on our board of directors at the time of that approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which that individual is named as nominee for director.

On or before the 20th day after the occurrence of a Fundamental Change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the Fundamental Change and of the resulting purchase right. That notice shall state, among other things:

•	whether we will pay the Fundamental Change purchase price of notes in cash, common stock or a combination of cash and shares, specifying the percentages of each;

•	if we elect to pay in common stock, the method of calculating the market price of the common stock; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing the notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through such another medium.

To exercise the purchase right, you must deliver, on or before the 35th day after the date of our notice of a Fundamental Change, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple of $1,000;

•

in the event we elect, pursuant to the notice that we are required to give, to pay the Fundamental Change purchase price in common stock, in whole or in part, but the Fundamental Change purchase price is ultimately to be paid to you entirely in cash because any condition to payment of the Fundamental Change purchase price or portion of the Fundamental Change purchase price in common stock is not satisfied prior to the close of business on the Fundamental Change purchase date, whether you elect:

(1)	to withdraw the purchase notice as to some or all of the notes to which it relates, or

(2)	to receive cash in respect of the entire Fundamental Change purchase price for all notes or portions of notes subject to the purchase notice; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If you fail to indicate your choice with respect to the election described in the third bullet point above, you will be deemed to have elected to receive cash in respect of the entire Fundamental Change purchase price for all notes subject to the purchase notice in these circumstances.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the Fundamental Change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	any principal amount which remains subject to the purchase notice.

We will be required to purchase the notes no later than 35 business days after the date of our notice of the occurrence of the relevant Fundamental Change subject to extension to comply with applicable law. You will receive payment of the Fundamental Change purchase price promptly following the later of the Fundamental Change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the Fundamental Change purchase price of the notes on the business day following the Fundamental Change purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all of your other rights will terminate (other than the right to receive the Fundamental Change purchase price upon delivery or transfer of the notes).

The purchase rights of the holders could discourage a potential acquirer of us. The Fundamental Change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term Fundamental Change is limited to the transactions described at the beginning of this sub-section and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a Fundamental Change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No notes may be purchased at your option upon a Fundamental Change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the Fundamental Change purchase price of the notes.

If we elect to pay the Fundamental Change purchase price, in whole or in part, in shares of our common stock, we will pay cash based on the market price of our common stock for all fractional shares.

Because the market price of the common stock is determined prior to the applicable Fundamental Change purchase date, you will bear the market risk with respect to the value of the common stock to be received from the date the market price is determined to the Fundamental Change purchase date.

Our right to purchase notes, in whole or in part, with common stock is subject to various conditions, including:

•	our providing timely written notice, as described above, of our election to purchase all or part of the notes with our common stock;

•	our common stock then being listed on a national securities exchange or quoted on the Nasdaq National Market;

•	information necessary to calculate the market price of our common stock is published in a daily newspaper of national circulation;

•	our registration of the common stock under the Securities Act and the Exchange Act, if required; and

•	our obtaining any necessary qualification or registration under applicable state securities law or the availability of an exemption from qualification and registration.

If those conditions are not satisfied with respect to you prior to the close of business on the Fundamental Change purchase date, we will pay the Fundamental Change purchase price of your notes entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of notes, except as described in the first sentence of this paragraph.

Upon determination of the actual number of shares of our common stock to be paid upon purchase of the notes, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through another public medium we may use at that time.

The definition of Fundamental Change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to purchase your notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change purchase price. See “Risk factors” under the caption “We may not have the ability to raise the funds necessary to purchase the notes upon a Fundamental Change or other purchase date, as required by the indenture governing the notes.” If we fail to purchase the notes when required following a Fundamental Change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Conversion in connection with a Fundamental Change

If you elect to convert the notes upon the occurrence of a Cash Take-Over Transaction, you will be entitled to receive, in addition to a number of shares of our common stock equal to the applicable conversion rate, a make-whole premium in the form of an additional number of shares of our common stock upon conversion as described below. A “Cash Take-Over Transaction” is any Fundamental Change described in paragraph (2) of the definition of that term (or a transaction that would have been a Fundamental Change under paragraph (2) but for the operation of the Trading Price Exception) pursuant to which 10% or more of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions otherwise constituting the Fundamental Change does not consist of publicly traded securities.

The number of shares of additional common stock shall be determined by reference to the table below, based on the date on which the Cash Take-Over Transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for the Common Stock in the Cash Take-Over Transaction. If holders of common stock receive only cash in the Cash Take-Over Transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the sale price of the common stock on the five trading days prior to but not including the Effective Date.

The Stock Prices set forth in the table below will be adjusted as of any date on which the conversion rate is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:

(1)	the Stock Prices applicable immediately prior to such adjustment, by

(2)	a fraction, of which

(a) the numerator shall be the conversion rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and

(b) the denominator shall be the conversion rate so adjusted.

The following table sets forth the hypothetical Stock Price and number of shares of additional common stock issuable per $1,000 aggregate principal amount of notes:

Stock Price on Date of Fundamental Change

Stock Price on Date of Fundamental Change	Effective Date of Fundamental Change
	March 15, 2007	March 15, 2008	March 15, 2009	March 15, 2010	March 15, 2011	March 15, 2012
$ 8.70	34.43	34.43	34.43	34.43	34.43	34.43
$10.00	27.49	26.69	24.88	23.03	21.31	19.48
$12.50	18.17	16.92	14.70	12.10	8.82	—
$15.00	13.32	12.08	10.02	7.63	4.73	—
$17.50	10.49	9.40	7.64	5.65	3.43	—
$20.00	8.67	7.74	6.25	4.61	2.85	—
$22.50	7.40	6.61	5.34	3.96	2.49	—
$25.00	6.45	5.77	4.67	3.48	2.21	—
$27.50	5.71	5.12	4.16	3.11	1.99	—
$30.00	5.11	4.60	3.74	2.81	1.80	—
$32.50	4.61	4.16	3.39	2.56	1.65	—
$35.00	4.18	3.79	3.10	2.34	1.51	—
$37.50	3.82	3.47	2.84	2.15	1.39	—
$40.00	3.51	3.19	2.62	1.99	1.29	—
$42.50	3.23	2.95	2.42	1.84	1.20	—
$45.00	2.98	2.73	2.25	1.71	1.12	—
$47.50	2.76	2.53	2.09	1.60	1.05	—
$50.00	2.56	2.36	1.95	1.49	0.99	—

If the Stock Price or Effective Date is not set forth in the table above and the Stock Price is:

(a) between two Stock Prices in the table or the Effective Date is between two dates in the table, the number of shares of additional common stock will be determined by straight-line interpolation between the number of shares of additional common stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 365-day year;

(b) in excess of $50.00 per share (subject to adjustment), no shares of additional common stock will be issued upon conversion; or

(c) less than $8.70 per share (subject to adjustment), no shares of additional common stock will be issued upon conversion.

Consolidation, merger and sale of assets

We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

•

we are the continuing corporation or the person, if other than us, formed by the consolidation or with which or into which we are merged or the person or group of affiliated persons to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation organized and existing under the laws of the United States, any of its states or the District of Columbia and expressly assumes our obligations under the notes and the indenture; and

•	immediately after giving effect to the transaction, there is no default and no event of default under the indenture.

If we consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture, and after that contemplated transaction, except in the case of a lease, we will be relieved of all obligations and covenants under the indenture and the notes.

Although these types of transactions are permitted under the indenture, some of the foregoing transactions occurring prior to March 15, 2012 could constitute a Fundamental Change permitting you to convert the notes or require us to purchase your notes as described under “—Conversion in connection with a Fundamental Change” and “—Fundamental Change permits holders to require us to purchase notes.”

Events of default

Each of the following constitutes an event of default under the indenture:

•

default in payment of the principal amount of the notes or accrued and unpaid interest at maturity, redemption price, purchase price or Fundamental Change purchase price with respect to any notes when that amount becomes due and payable;

•

default for 30 days in payment of any installment of interest on or additional amounts due to a breach of the registration rights agreement as described in “Registration Rights” with respect to the notes;

•

a failure to comply in any material respect with any of our other agreements contained in the notes or the indenture for a period of 60 days after notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the notes;

•	the occurrence of an event of default within the meaning of another mortgage, indenture or debt, instrument under which there may be issued, or by which there may be secured or evidenced, any of our indebtedness, other than the notes, in an amount in excess of $20,000,000 and which results in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and we have not cured the default in payment or the acceleration is not rescinded or annulled in each case within 10 days after written notice to us from the trustee or to us and to the trustee from the holders of at least 25% in principal amount of the notes; provided, however, that if, prior to a declaration of acceleration of the maturity of the notes or the entry of judgment in favor of the trustee in a suit pursuant to the indenture, the default has been remedied or cured by us or waived by the holders of the indebtedness, then the event of default will be deemed likewise to have been remedied, cured or waived; and

•

the occurrence of an event of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that meet thresholds set out in the indenture. A subsidiary meets these thresholds if:

•

our investment in and advances to the subsidiary, including indirectly through other subsidiaries, exceed ten percent of our total consolidated assets as of the end of the most recent completed fiscal year;

•

our proportionate share of the total assets, including indirectly through other subsidiaries, and after intercompany elimination, of the subsidiary exceeds ten percent of our total consolidated assets as of the end of the most recent completed fiscal year; or

•

our equity in the income from continuing operations of the subsidiary, including indirectly through other subsidiaries, calculated before income taxes, extraordinary items and cumulative effect of changes in accounting principles, exceeds ten percent of our total consolidated income calculated on the same basis as of the end of the most recent completed fiscal year.

No event of default with respect to a series of our debt securities other than the notes, except as to the occurrence of an event involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to the notes.

In general, the indenture obligates the trustee to give notice of a default with respect to the notes to the holders of those notes. The trustee may withhold notice of any default, except a default in payment on any notes, if the trustee determines it is in the interest of the holders of the notes to do so.

If there is a continuing event of default, the trustee or the holders of at least 25% in principal amount of the notes may require us to repay immediately the unpaid principal plus accrued and unpaid interest on all notes. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that meet the thresholds set out above, the principal amount of the notes plus accrued interest through the date of the declaration on all notes will become immediately payable without any act on the part of the trustee or any holder of notes. The holders of a majority in principal amount of the notes may rescind our obligation to accelerate repayment and may waive past defaults if:

•	all existing events of default, other than the nonpayment of the accelerated amounts, have been cured or are being waived;

•	any interest that has become due on overdue amounts, other than by virtue of acceleration, has been paid;

•	the rescission would not conflict with any judgment or decree of a competent court; and

•	all payments due the trustee have been made,

except that they may not waive:

•

a default in payment of the principal amount or accrued and unpaid interest at maturity, redemption price, purchase price or Fundamental Change purchase price with respect to any notes when that amount becomes due and payable;

•	a default for 30 days in payment of any installment of interest on or additional amounts with respect to the notes;

•	a default with respect to a provision of the indenture which cannot be amended without the consent of each holder affected by the amendment; or

•	a default which constitutes a failure to convert any note in accordance with its terms and the terms of the indenture.

Under the terms of the indenture, the trustee may refuse to enforce the indenture or the notes unless it first receives satisfactory security or indemnity from the holders of notes. Subject to limitations specified in the indenture, the holders of a majority in principal amount of the notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

You have no right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless, among other things:

•	you have previously given to the trustee written notice of a continuing event of default with respect to the notes; and

•

the holders of at least 25% in principal amount of the notes have made written request, and offered indemnity reasonably satisfactory to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the notes a direction inconsistent with the request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, you have an absolute and unconditional right to receive payment of the principal of and interest and any additional amounts, on the notes on or after the due dates expressed in the notes and to institute suit for the enforcement of those payments.

We are required to furnish to the trustee annually a statement by some of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all the known defaults.

Modification and amendment

The indenture permits us and the trustee to amend the indenture without the consent of the holders of notes:

•	to evidence the succession of another corporation and the assumption of our covenants under the indenture and the notes;

•

to add to our covenants or to the events of default, to surrender any right or power conferred upon us in the indenture or to make other changes which would not adversely affect in any material respect the holder of any outstanding notes;

•	to cure any ambiguity, defect or inconsistency or to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture;

•	to add or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of securities in bearer form;

•

to change or eliminate certain provisions of the indenture, provided that the change or elimination becomes effective only when there are no securities outstanding of any series of securities created prior to the amendment of the indenture which is entitled to the benefit of those provisions;

•	to secure the notes or add guarantees with respect to any or all of the notes;

•	to establish the form or terms of securities of any series;

•

to evidence and provide for the acceptance of an appointment by a successor trustee with respect to one or more series of the securities and to change any provision of the indenture to accommodate the administration of trusts under the indenture by more than one trustee; and

•	to provide for uncertificated securities in addition to or in place of certificated securities.

The indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the notes voting as a class, to add any provisions to or change or eliminate any of the provisions of the indenture or to modify the rights of the holders of notes, provided, however, that, without the consent of the holder of each of the notes so affected, no amendment may:

•	reduce the principal amount, or extend the stated maturity, of any notes;

•	reduce the redemption price, purchase price or Fundamental Change purchase price of any notes;

•	make any change that adversely affects the right to convert any notes;

•	except as otherwise provided in this prospectus and in the indenture, alter the manner or rate of accrual of interest on any notes or extend the time for payment of interest on any notes;

•	reduce the amount of principal payable upon acceleration of maturity;

•	change the place of payment where, or the currency in which, the notes are payable;

•

reduce the percentage in principal amount of affected notes the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults;

•	change our obligation with respect to the redemption provisions of the indenture in a manner adverse to the holder;

•

modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived; or

•	impair the right to institute suit for the enforcement of any payment due under the notes.

The holders of a majority in principal amount of the outstanding notes may waive compliance by us with some of the restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding notes may also waive certain past defaults under the indenture. See “—Events of default.”

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any redemption date, or any purchase date, or upon conversion or otherwise, cash or shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. This discharge is subject to terms contained in the indenture.

Calculations in respect of notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of our common stock, accrued interest payable on the notes and the conversion price of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on you. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Governing law

The indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York without regard to the conflicts of law rules of that state.

Trustee

The Bank of New York is the trustee, security registrar, paying agent and conversion agent.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee is one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign. As of the date of this prospectus, The Bank of New York is serving as the trustee under other indentures governing our debt issuances.

Form, exchange, registration and transfer

We issued the notes in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the notes. We may, however, require the payment of any tax or other governmental charge payable for that registration.

The notes are exchangeable for other notes, for the same total principal amount and for the same terms but in different authorized denominations in accordance with the indenture. You may present notes for conversion, registration of transfer and exchange at the office maintained by us for that purpose in the City of New York, which will initially be the office or agency of the trustee. The security registrar may require you, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

We have appointed the trustee as security registrar for the notes. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the notes.

In the case of any redemption, the security registrar will not be required to register the transfer or exchange of any notes:

•	during a period of 15 days before any selection of notes for redemption;

•	if the notes have been called for redemption in whole or in part, except the unredeemed portion of any notes being redeemed in part; or

•	in respect of which a purchase notice has been given and not withdrawn, except the portion of the note not purchased of any note being purchased in part.

The registered holder of a note will be treated as the owner of it for all purposes.

Payment and paying agent

Payments on the notes will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to your registered address or, with respect to global notes, by wire transfer. We will make interest payments to the person in whose name the notes are registered at the close of business on the record date for the interest payment.

The trustee has initially been designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the City of New York.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent must pay to us upon written request any money or property held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Replacement of notes

We will replace any notes that become mutilated, destroyed, stolen or lost at your expense upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to the trustee and us. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at your expense before a replacement note will be issued.

Payment of stamp and other taxes

We will pay any stamp and other duties that may be imposed by the United States or any of its political subdivisions or taxing authorities with respect to the issuance of the notes. We will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any of its political subdivisions or taxing authorities.

Book-entry system

The notes have been issued in book-entry form and are represented by one or more fully registered global certificates (the “global securities”). The global securities have been registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), and deposited with the trustee as custodian for DTC. Upon resale of the notes in accordance with the registration statement of which this prospectus forms a part, beneficial interests in the global securities will be transferred from one or more restricted global securities to one or more unrestricted global securities. Owners of beneficial interests in the notes represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any of those securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any beneficial interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require purchase of their interests in the notes, in accordance with the procedures and practices of DTC.

Ownership of beneficial interests in a global security is limited to persons that have accounts with DTC or its participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security is shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, is considered the sole owner or holder of the notes represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security are not entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and are not considered the owners or holders of notes under the indenture. Principal and any interest payments on notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. Neither we, the trustee, any paying agent or the security registrar for the notes will have any responsibility or liability for any aspect of the records relating to nor payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

We have been advised by DTC that its practice upon receipt of any payment of principal or interest and receipt of corresponding payment information is to credit participants’ accounts with payments in accordance with their respective holdings shown on DTC’s records. We have also been advised that payments by participants to owners of beneficial interests in a global security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

Unless and until they are exchanged in whole or in part for notes in definitive form, the global securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

If DTC at any time is unwilling or unable to continue as a depositary, defaults in the performance of its duties as depositary or ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the global securities relating to the notes. In addition, we may at any time and in our sole discretion determine not to have the notes or portions of the notes represented by one or more global securities and, in that event, will issue individual notes in exchange for the global security or securities representing the notes. Further, if we so specify with respect to any notes, an owner of a beneficial interest in a global security representing the notes may, on terms acceptable to us and the depositary for the global security, receive individual notes in exchange for the beneficial interest. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by the global security equal in principal amount to the beneficial interest, and to have the notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified by us.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

This is a summary of certain U.S. federal income tax consequences to a holder other than a selling securityholder with respect to the ownership and disposition of the notes, and, where noted, the receipt of common stock upon conversion of the notes. All references to “holders” (including U.S. Holders and non-U.S. Holders) are to beneficial owners of notes. The discussion below concerns only notes held as capital assets and does not purport to address persons in special tax situations, including, for example, financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, or persons holding notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes. This discussion also does not address any state, local or foreign tax rules or any other tax laws, including estate or gift tax laws, that might be applicable to a holder of notes or common stock.

As used herein, the term “U.S. Holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date. A “non-U.S. Holder” is a beneficial owner of notes that is neither a U.S. Holder nor a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes).

If a holder of the notes is a partnership or other entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of the partnership and each partner in such partnership generally will depend on the activities of the partnership and the status of the partner. Partnerships that hold notes, and partners in such partnerships, should consult their own tax advisors.

All holders should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations, as well as any consequences of the acquisition, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes in effective dates) or to possible differing interpretations. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below. As a result, there is a possibility that the IRS will disagree with the tax consequences described below.

U.S. Holders of the notes

Interest

A U.S. Holder will be required to include interest paid on the notes as ordinary income at the time it is received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other disposition of the notes

Subject to the discussion below of the potential for certain repurchases of notes to be treated as recapitalizations, upon the sale, exchange, redemption, repurchase or other disposition of a note, other than a conversion of a note into common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property (including shares of our common stock) received on the sale, exchange, redemption, repurchase, or other disposition, except to the extent such amount is attributable to accrued interest income not previously included in income, which will be taxable as ordinary income, and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in the notes generally should equal such U.S. Holder’s purchase price for the note (increased by any market discount previously taken into account by the U.S. Holder and reduced by any amortized premium as described below). Except as discussed below with respect to market discount, such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the notes exceeds one year at the time of the disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced U.S. federal income tax rate. The deductibility of capital losses is subject to limitations.

If we repurchase the notes for shares of our common stock or a combination of our common stock and cash, it is possible that such repurchase will be treated as a recapitalization. Under such treatment, the amount of gain recognized by a U.S. Holder would be the lesser of (i) the value of the cash and stock received (less the value of any cash or stock treated as payment of accrued but unpaid interest, which will be treated as such) minus such U.S. Holder’s adjusted tax basis in the notes and (ii) the amount of cash received (less any portion of the cash treated as payment of accrued but unpaid interest, which will be treated as such). As a result, no loss generally would be recognized on the repurchase. U.S. Holders should consult with their own tax advisors regarding the proper treatment of the receipt of a combination of cash and common stock upon repurchase.

Premium and Market Discount

If a U.S. Holder’s purchase price of the note reduced by an amount equal to the value of the conversion option determined under a reasonable method is greater than the note’s face amount, such holder will be considered to have acquired the note at a premium. A U.S. Holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis upon the conversion of the note or when the note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the note matures.

If a U.S. Holder purchases the note at a price that is lower than its face value by at least 0.25% of its face value multiplied by the number of remaining whole years to maturity, the note will be considered to have “market discount” in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the note generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such U.S. Holder. In addition, a U.S. Holder will be required to treat a portion of any gain upon the disposition of the common stock received on conversion of notes acquired at a market discount as ordinary income to the extent of any accrued market discount not previously included in income. Finally, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note. In general terms, market discount on a note will be treated as accruing ratably over the term of such note, or, at the election of the holder, under a constant yield method. A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Conversion of the notes

A U.S. Holder generally will not recognize any income, gain or loss upon conversion of a note into shares of our common stock (other than with respect to cash in lieu of a fractional share). A U.S. Holder’s adjusted tax basis in the shares of common stock received on conversion of a note will be the same as such U.S. Holder’s adjusted tax basis in the note at the time of conversion (determined in the same manner as described above under “—Sale, Exchange, Redemption or other description of the notes”), reduced by any basis allocable to a fractional share interest for which such holder received cash, and the holding period for such shares received on conversion will generally include the holding period of the note converted. However, the fair market value of shares of common stock received which are attributable to accrued interest will be taxable as ordinary interest income and the U.S. Holder’s tax basis in such shares generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion. A U.S. Holder will recognize gain or loss for U.S. federal income tax purposes upon the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in such fractional share. This gain or loss should be capital gain or loss and should be taxable as described under “—Sale, exchange, redemption or other disposition of the notes” above.

Constructive distributions

Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. Holder will be deemed to have received constructive distributions includible in such holder’s income in the manner described under “—Dividends” below even though the holder has not received any cash or property as a result of such adjustments. The preferential tax rate described below under “—Dividends” will not be applicable to such a constructive distribution. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to holders.

Dividends

Distributions, if any, made on our common stock generally will be included in a U.S. Holder’s income as dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. With respect to non-corporate taxpayers for taxable years beginning before January 1, 2011, such dividends, are generally taxed at the lower applicable capital gains rate provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. Holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction.

Sale, exchange or other disposition of common stock

Upon the sale, exchange or other disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other disposition and (ii) such holder’s adjusted tax basis in the common stock. Except as discussed below with respect to market discount, such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the common stock is more than one year at the time of the sale, exchange or redemption. If a U.S. Holder acquired the notes with market discount, such U.S. Holder will be required to treat a portion of any gain upon the disposition of the common stock received on conversion of such notes as ordinary income to the extent of any accrued market discount not previously included in income. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, are generally subject to a reduced rate of U.S. federal income tax under current law. A U.S. Holder’s adjusted tax basis and holding period in common stock received upon a conversion of a note are determined as discussed above under “—Conversion of the notes.” The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

We are required to furnish to the record holders of the notes and common stock, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the notes and dividends paid on the common stock.

A U.S. Holder may be subject to backup withholding with respect to interest paid on the notes, dividends paid on the common stock (including constructive distributions) or with respect to proceeds received from a disposition of the notes or shares of common stock. Certain holders, including, among others, corporations and certain tax-exempt organizations, are generally not subject to backup withholding. A holder will be subject to backup withholding if such holder is not otherwise exempt and (i) fails to furnish its taxpayer identification number, which, for an individual, is ordinarily his or her social security number; (ii) furnishes an incorrect taxpayer identification number; (iii) is notified by the IRS that such holder has failed to properly report payments of interest or dividends; (iv) or fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the IRS has not notified it that such holder is subject to backup withholding.

Backup withholding is not an additional tax. A U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against such holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders of the notes

Payments with respect to the notes

Payments on the notes made to a non-U.S. Holder, including payments of stated interest, a payment in common stock pursuant to a conversion, and any gain realized on a sale or exchange of the notes, will be exempt from U.S. federal income or withholding tax, provided that:

(i)	such non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

(ii)	the beneficial owner of a note certifies on an IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements; and

(iii)	such payments and gain are not effectively connected with the conduct by such non-U.S. Holder of a trade or business in the United States (or, where a tax treaty applies, are not attributable to a United States permanent establishment).

If a non-U.S. Holder is engaged in a trade or business in the United States, and if interest on such notes is effectively connected with the conduct of such trade or business (and, where a tax treaty applies, is attributable to the U.S. trade or business of a U.S. permanent establishment), the non-U.S. Holder, although exempt from the U.S. federal withholding tax discussed in the preceding paragraphs, generally will be subject to regular U.S. federal income tax on interest and on any gain realized on the sale, exchange, conversion or redemption of such notes in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such

non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Payments on common stock and constructive dividends

Any dividends paid to a non-U.S. Holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or the failure to make certain adjustments, to the number of shares of common stock to be issued upon conversion, as discussed in “Constructive dividends” above) will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive distribution deemed received by a non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we may set-off any such withholding tax against cash payments of interest payable on the notes. Dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Such a non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order for effectively connected income to be exempt from U.S. federal withholding tax. In addition, if such a non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax described in the preceding paragraph.

Sale, exchange or redemption of shares of common stock

Any gain realized upon the sale, exchange, or redemption of a share of common stock generally will not be subject to U.S. federal income tax unless:

(i)	that gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder; or

(ii)	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. federal backup withholding tax and information reporting

In general, a non-U.S. Holder will not be subject to U.S. federal backup withholding tax and information reporting with respect to payments made by us with respect to the notes if the non-U.S. Holder has provided us with an IRS Form W-8BEN or IRS Form W-8ECI described above and we do not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person. In addition, no backup withholding will be required regarding the proceeds of the sale of notes made within the United States or conducted through certain U.S. financial intermediaries if the payor receives that statement described above and does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or the non-U.S. Holder otherwise establishes an exemption.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice for any particular holder. Accordingly, holders should consult their own tax advisors as to the particular tax consequences to them of the acquisition, ownership and disposition of the notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in U.S. federal or other tax laws.

SELLING SECURITYHOLDERS

We issued the notes on November 15, 2006 in exchange for $400,000,000 aggregate principal amount of our 4.50% Convertible Senior Notes due 2023 to certain qualified institutional buyers as defined in Rule 144A under the Securities Act. The exchange was exempt from registration under Section 4(2) of the Securities Act. The selling securityholders, including their transferees, pledgees, donees, assignees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issued upon conversion of the notes.

Selling securityholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling securityholders may be deemed to be underwriting commissions.

The table below sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder owns and may offer pursuant to this prospectus and the number of shares of common stock into which those notes are convertible. Unless set forth below, to the best of our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding common stock.

We have prepared the table below based on information received from the selling securityholders on or prior to April 18, 2007. However, any or all of the notes or shares of common stock listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of notes or shares of common stock that will be held by the selling securityholders upon consummation of any sales. In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

Information about the selling securityholders may change over time. Any changed information will be set forth in prospectus supplements to this prospectus. From time to time, additional information concerning ownership of the notes and shares of common stock may rest with holders of the notes not named in the table below and of whom we are unaware.

Name	Principal Amount of Notes Beneficially Owned that May be Sold	Percentage of Notes Outstanding	Number of Shares of Common Stock that May be Sold Hereby (1)	Percentage of Common Stock Outstanding (2)
Bank of America Pension Plan	6,803,000	1.70%	547,745	*
Barnet Partners Ltd	6,459,000	1.61%	520,048	*
CAS HY	500,000	*	40,257	*
Credit Suisse Securities (USA) LLC (3)	5,000,000	1.25%	402,576	*
D.E. Shaw Valence Portfolios, L.L.C. (4)	29,000,000	7.25%	2,334,943	*
DeepRock & Co.	902,000	*	72,624	*
Equity Overlay Fund, LLC	2,106,000	*	169,565	*
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund	700,000	*	56,360	*
John Deere Pension Trust	1,458,000	*	117,391	*
KBC Financial Products USA Inc. (3)	10,000,000	2.50%	805,153	*
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund	1,000,000	*	80,515	*
Peoples Benefit Life Insurance Company Teamsters	24,734,000	6.18%	1,991,465	*
PIMCO Convertible Fund	500,000	*	40,257	*
Privilege Portfolio SICAV	5,200,000	1.30%	418,679	*
Quattro Fund Ltd.	7,600,000	1.90%	611,916	*
Quattro Fund Multistrategy Masterfund LP	700,000	*	56,360	*
Rampart Convertible Arbitrage Investors (I), LLC	2,000,000	*	161,030	*
Rampart Convertible Arbitrage Investors (II), LLC	1,000,000	*	80,515	*
Redbourn Partners Ltd.	16,846,000	4.21%	1,356,360	*
Retail Clerks Pension Trust #1	3,239,000	*	260,789	*
Retail Clerks Pension Trust #2	1,458,000	*	117,391	*
S.A.C. Arbitrage Fund, LLC	6,000,000	1.50%	483,091	*

Name	Principal Amount of Notes Beneficially Owned that May be Sold	Percentage of Notes Outstanding	Number of Shares of Common Stock that May be Sold Hereby (1)	Percentage of Common Stock Outstanding (2)
Sailfish Multi-Strategy Fixed Income MasterFund (G2), Ltd.	5,000,000	1.25%	402,576	*
St. Albans Partners Ltd.	4,582,000	1.15%	368,921	*
Yield Strategies Fund I, L.P.	4,071,000	1.02%	327,777	*
Yield Strategies Fund II, L.P.	3,423,000	*	275,603	*
All other holders of notes and future transferees, pledgees, donees and successors of all such holders (5) (6)	249,719,000	62.43%	20,106,200	4.11%
Total	400,000,000	100.00%	32,206,120	6.43%

*	Less than one percent.

(1)	Assumes conversion of all of the holder’s notes at a conversion rate of 80.5153 shares of our common stock per $1,000 principal amount of notes. This conversion rate, however, is subject to adjustment as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” As a result, the number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. Fractions have been rounded down to the nearest whole share, as no fractional shares will be issued upon conversion of the notes.

(2)	Calculated based on 468,710,972 shares of common stock outstanding as of February 16, 2007. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder’s notes but we did not assume conversion of any other holder’s notes.

(3)	This selling securityholder has identified itself as a registered broker-dealer and, accordingly, an underwriter. Please see “Plan of Distribution” for required disclosure regarding this selling securityholder.

(4)	This selling securityholder is an affiliate of a broker-dealer.

(5)	Information about other selling securityholders will be set forth in one or more prospectus supplements, if required.

(6)	Assumes that all other holders of the notes and all future transferees, pledgees, donees, or successors of all such other holders of notes do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

PLAN OF DISTRIBUTION

We are registering the notes and shares of common stock covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the notes and shares of common stock covered by this prospectus.

We will not receive any of the proceeds from the offering of the notes or shares of common stock by the selling securityholders. We have been advised by the selling securityholders that the selling securityholders may sell all or a portion of the notes and shares of common stock beneficially owned by them and offered hereby from time to time:

•	directly; or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts or commissions or agent’s commissions from the selling securityholders or from the purchasers of the notes and shares of common stock for whom they may act as agent.

The notes and shares of common stock may be sold from time to time in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the notes or shares of common stock offered by them hereby will be the purchase price of the notes or shares of common stock less any discounts and commissions.

The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes and common stock may be listed or quoted at the time of sale, including the NYSE in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on those exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes and shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes and shares of common stock in the course of hedging transactions they assume. The selling securityholders may also sell the notes and shares of common stock short and deliver the notes and shares of common stock to close out the short positions, or loan or pledge the notes and shares of common stock to broker-dealers that in turn may sell the notes and shares of common stock.

To our knowledge, there are no plans, arrangements or understandings as of the date of this prospectus between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and shares of common stock by the selling securityholders. Selling securityholders may decide not to sell any of the notes and shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the notes and shares of common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. Securities covered by this prospectus may also be sold to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act rather than pursuant to this prospectus.

The outstanding shares of common stock are listed for trading on the NYSE under the symbol “IPG.”

The selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the notes or shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the notes or shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions.

The selling securityholders identified in the “Selling securityholders” section, as it may be supplemented from time to time, may include registered broker-dealers. A selling securityholder that is a registered broker-dealer will be deemed to be an underwriter, and any profits on the sale of the notes or underlying shares of common stock by such a securityholder and any discounts, commissions or concessions received by such a securityholder will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each of the selling securityholders that is an affiliate of a registered broker-dealer has represented to us, and by its use of this prospectus repeats this representation to you, that it purchased its notes in the ordinary course of business and at the time of the purchase had no direct or indirect agreements or understandings with any person to distribute the notes or common shares issuable upon conversion of the notes.

We issued the notes in exchange for $400,000,000 aggregate principal amount of our 4.50% Convertible Senior Notes due 2023 to certain qualified institutional buyers as defined in Rule 144A under the Securities Act. The exchange was exempt from registration under Section 4(2) of the Securities Act. We have agreed to indemnify each selling securityholder, and each selling securityholder’s directors, officers, employees, affiliates, agents and any person who controls that selling securityholder within the meaning of either the Securities Act or the Exchange Act against, or contribute to payments that may be required because of, specified liabilities arising under the Securities Act, the Exchange Act or other applicable law. Each selling securityholder has agreed to indemnify us, each of our directors, each of our officers who has signed the registration statement of which this prospectus is a part and any person who controls us within the meaning of either the Securities Act or the Exchange Act, against, or contribute to payments that may be required because of, specified liabilities arising under the Securities Act, the Exchange Act or other applicable law.

The selling securityholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of common stock by the selling securityholders and any other person participating in a distribution. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of common stock to engage in market-making activities with respect to the particular notes and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the notes and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of common stock.

We will use our reasonable efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:

•	the second anniversary of the date of filing of the registration statement; or

•

the date on which (i) all notes and underlying shares of common stock have been sold or otherwise transferred pursuant to the registration statement or pursuant to Rule 144 under circumstances in which any legend borne by the notes and shares of common stock relating to restrictions on transferability is removed, (ii) the notes and shares of common stock become eligible to be sold pursuant to Rule 144(k) or any successor provision or (iii) the notes and shares of common stock cease to be outstanding.

We will be permitted to suspend the availability of the registration statement and this prospectus during periods not to exceed 120 days in the aggregate in any 12-month period in the following circumstances in our discretion:

•	if the SEC has issued an order suspending the effectiveness of the registration statement;

•	if the SEC has initiated proceedings with respect to the registration statement;

•

if any event or fact occurs or exists as a result of which the registration statement contains any untrue statement of a material fact or omits to state any material fact required to be stated in the registration statement or necessary to make the statements in the registration statement not misleading, or any prospectus contains any untrue statement of a material fact or omit to state any material fact required to be stated in the prospectus or necessary to make the statements in the prospectus, in light of the circumstances under which they were made, not misleading; or

•	any corporate development occurs or exists that, in our discretion, makes it appropriate to suspend the availability of the registration statement and the related prospectus.

In these cases, we may prohibit offers and sales of notes and shares of common stock pursuant to the registration statement to which this prospectus relates.

Prior to resale using this prospectus, the notes are eligible for trading in The PORTAL Market. Notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL Market. We have not listed, and do not intend to list, the notes on any securities exchange or automated quotation system. We cannot assure you that any market for the notes will develop or be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the notes may be adversely affected.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the shares of common stock issuable upon conversion of the notes.

LEGAL MATTERS

The validity of the notes and the common stock issuable upon conversion of the notes has been passed upon for us by Nicholas J. Camera, our Senior Vice President, Secretary and General Counsel. Mr. Camera beneficially owns, or has rights to acquire under our employee benefit plans, an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (which contains an adverse opinion on the effectiveness of internal control over financial reporting), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We are paying all of the selling securityholders’ expenses related to this offering, except that the selling securityholders will pay any applicable underwriting and broker’s commissions and expenses. The following table sets forth the approximate amount of fees and expenses payable by us in connection with this registration statement and the distribution of the notes and shares of common stock registered hereby. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$12,280
Accountants’ fees and expenses	7,000
Attorneys’ fees and expenses	70,000
Printing expenses	25,000

Total	$114,280

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Our by-laws contain specific authority for indemnification by us of our current and former directors, officers, employees or agents on terms that have been derived from Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 12 of our Restated Certificate of Incorporation, as amended, limits the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Additionally, we have entered into agreements with certain of our directors and executive officers pursuant to which we have agreed to indemnify such directors and executive officers to the maximum extent permitted under the DGCL and in accordance with our by-laws and directors’ and officers’ insurance policy.

Item 16.	Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended through October 24, 2005, is incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2005 (File Number 001-06686).

4.2	By-Laws of the Registrant, as amended and restated through March 23, 2006, are incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2006 (File Number 001-06686).

4.3	Senior Debt Indenture, dated as of November 15, 2006 (the “2006 Indenture”), between the Registrant and The Bank of New York, as trustee, is incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2006 (File Number 001-06686).

4.4	First Supplemental Indenture, dated as of November 15, 2006, to the 2006 Indenture, with respect to the 4.25% Convertible Senior Notes due 2023, between the Registrant and The Bank of New York, as trustee, is incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2006 (File Number 001-06686).

4.5	Registration Rights Agreement, dated as of November 15, 2006, between the Registrant and UBS Securities LLC, is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2006 (File Number 001-06686).

5.1	Opinion of Nicholas J. Camera, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Nicholas J. Camera, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney of Directors (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the 2006 Indenture.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amended by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 18, 2007.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:	/S/ NICHOLAS J. CAMERA
Nicholas J. Camera Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Nicholas J. Camera, Michael I. Roth and Frank Mergenthaler, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “SEC”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the SEC or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this Registration Statement and any amendments thereto, (iii) to act on and file any supplement to any prospectus included in the registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) to take any and all other actions that may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MICHAEL I. ROTH Michael I. Roth	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 18, 2007

/S/ FRANK MERGENTHALER Frank Mergenthaler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 18, 2007

/S/ CHRISTOPHER F. CARROLL Christopher F. Carroll	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 18, 2007

Signature	Title	Date

/S/ FRANK J. BORELLI Frank J. Borelli	Director	April 18, 2007

/S/ REGINALD K. BRACK Reginald K. Brack	Director	April 18, 2007

/S/ JILL M. CONSIDINE Jill M. Considine	Director	April 18, 2007

/S/ RICHARD A. GOLDSTEIN Richard A. Goldstein	Director	April 18, 2007

/S/ H. JOHN GREENIAUS H. John Greeniaus	Director	April 18, 2007

/S/ WILLIAM T. KERR William T. Kerr	Director	April 18, 2007

/S/ J. PHILLIP SAMPER J. Phillip Samper	Director	April 18, 2007

/S/ DAVID M. THOMAS David M. Thomas	Director	April 18, 2007

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended through October 24, 2005, is incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2005 (File Number 001-06686).

4.2	By-Laws of the Registrant, as amended and restated through March 23, 2006, are incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2006 (File Number 001-06686).

4.3	Senior Debt Indenture, dated as of November 15, 2006 (the “2006 Indenture”), between the Registrant and The Bank of New York, as trustee, is incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2006 (File Number 001-06686).

4.4	First Supplemental Indenture, dated as of November 15, 2006, to the 2006 Indenture, with respect to the 4.25% Convertible Senior Notes due 2023, between the Registrant and The Bank of New York, as trustee, is incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2006 (File Number 001-06686).

4.5	Registration Rights Agreement, dated as of November 15, 2006, between the Registrant and UBS Securities LLC, is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2006 (File Number 001-06686).

5.1	Opinion of Nicholas J. Camera, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Nicholas J. Camera, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney of Directors (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the 2006 Indenture.